[DIXON HUGHES PLLC LETTERHEAD]

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southern Community Financial Corporation and Subsidiary:

We consent to the use of our reports dated March 16, 2009, with respect to the 2008 consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2008 included in Southern Community Financial Corporation’s 2008 Annual Report on Form 10-K incorporated by reference herein.

/s/  Dixon Hughes PLLC

Raleigh, North Carolina
November 20, 2009